Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Woodside Energy Group Ltd (f/k/a Woodside Petroleum Ltd) (the “Company”) of our report dated March 8, 2022, included in the Prospectus (File No. 333-264268) of the Company, dated as of April 15, 2022, as supplemented and filed with the Securities and Exchange Commission, and the reference to our firm under the caption “Experts” included therein.

/s/ Ernst & Young

Perth, Australia

15 September 2022